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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the use in this Registration Statement on Form S-1 of Golden Minerals Company of our report to the Board of Directors and Shareholders of Golden Minerals Company dated February 22, 2010 relating to the consolidated balance sheet of Golden Minerals Company at December 31, 2009 and the related statements of operations and comprehensive income (loss), changes in equity (deficit) and cash flows for the 282 day period ended December 31, 2009 and our report to the Board of Directors and Shareholders of Apex Silver Mines Limited dated February 22, 2010 relating to the consolidated balance sheet of Apex Silver Mines Limited at December 31, 2008 and the related combined statements of operations and comprehensive income (loss), changes in equity (deficit) and cash flows for the 83 day period ended March 24, 2009 and each of the two years in the period ended December 31, 2008, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado
February 22, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM